Exhibit 4(r)


                        DATED THIS 1st DAY OF APRIL, 2003



                                     BETWEEN



                             DELL ASIA PACIFIC SDN.
                              (Company No.330298-M)
                                   ("LESSOR")



                                       AND



                          ASE ELECTRONICS (M) SDN. BHD.
                              (Company No.212592-H)
                                   ("LESSEE")

                     **************************************

                              AGREEMENT FOR A LEASE

                     ***************************************

                               MESSRS GHAZI & LIM
                             ADVOCATES & SOLICITORS
                              19TH FLOOR, MWE PLAZA
                               NO.8 LEBUH FARQUHAR
                                10200 GEORGETOWN
                              PENANG, WEST MALAYSIA
                               TEL: (604)-2633688
                               FAX: (604)-2627433
                          E-MAIL: gnlpg@po.jaring.my


                            (OUR REF: A3/03/KBC/AK/c)
                                    Disk C21

                              AGREEMENT FOR A LEASE

THIS AGREEMENT is made the 1st day of April, 2003

BETWEEN:

1.   PARTIES

     1.1  Lessor

          DELL ASIA PACIFIC SDN. (Company No.330298-M), a company incorporated in Malaysia and having its registered office at Level 41, Suite B, Menara Maxis, Kuala Lumpur City Centre, Kuala Lumpur and a place of business at Plot 27, Bayan Lepas Industrial Zone, Phase IV, 11900 Bayan Lepas, Penang (hereinafter referred to as "the Lessor") of the one part;

     1.2  Lessee

          ASE ELECTRONICS (M) SDN. BHD. (Company No.212592-H) a company incorporated in Malaysia and having its registered office at 11th Floor, Bangunan FOP, Jalan Anson, 10400 Penang and a place of business at Bayan Lepas Free Industrial Zone, Phase IV, 11900 Penang (hereinafter, referred to as "the Lessee") of the other part.

2.   RECITALS

     2.1 The Lessor is the registered proprietor and beneficial owner of the premises known as Level 1 measuring approximately 105,000 square feet (hereinafter referred to as "the Demised Premises") comprised in the building erected on part of all that piece of land known as P.T. No.3023, Mukim 12, Daerah Barat Daya, Penang held under Suratan Hakmilik Sementara No.H.S.(D)11897 (hereinafter referred to as "the Land").

     2.2  The Land is subject to the following restrictions in interest:

          "The land shall not be transferred, charged, leased, sub-leased, tenanted, let or otherwise in any manner dealt with or dispose of without the written sanction of the State Authority".

     2.3 The Lessor has agreed to let and the Lessee has agreed to take a lease of the Demised Premises for the duration subject to the


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


          approval of the State Authority and upon the terms and conditions of this Agreement.

3.   DEFINITION AND INTERPRETATIONS

     3.1  Definitions
          -----------

          Unless the context shall otherwise require, the following words shall for all purpose of this Agreement have the meaning specified.

          Contractual Term:   The period of five (5) years and includes the
                              renewed term of three (3) years if the Option to Renew specified in Clause 11 is exercised

          Demised Premises:   All that premises known as Level 1 measuring
                              approximately 105,000 square feet comprised in the building erected on part of all that piece of land known as P.T. No.3023 Mukim 12, Daerah Barat Daya,
                              Penang held under Suratan Hakmilik Sementara
                              H.S(D)11897 which premises is delineated and coloured RED in the plan annexed hereto as the First Schedule

          Lease: The Lease of the Demised Premises in Form 15A of the National Land Code for a term of five (5) years with an option to renew the Lease for a further term of three (3) years upon the same terms covenants and conditions contained therein and includes any instrument supplemental to it and in the event the Lease is converted into d tenancy pursuant to Clause 8.4:2 the expression "the Lease" shall include the converted tenancy

          Lessor: DELL ASIA PACIFIC SDN. (Company No.330298-M), a company incorporated in Malaysia and having its registered office at Level 41, Suite B, Menara Maxis, Kuala Lumpur City Centre, Kuala Lumpur and a place of business at Plot 27, Bayan Lepas Industrial Zone, Phase IV, 11900 Bayan Lepas, Penang

          Option to Renew:    The option to renew the Lease for a further term
                              of three (3) years as provided in Clause 11

          Parties/Party:      It means the Lessor and/or the Lessee


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          Renewed Term:       The further period of three (3) years renewed
                              pursuant to Clause 11

          Rent: The amount of rental payable for the entire duration of the Lease and the renewed Lease which particulars are as described in Clause 5 herein

          Rent                The 1st day of June 2003
          Commencement
          Date:


          3.2  Clause and Clause Heading
               -------------------------

               The Clause and paragraph heading in this Agreement are for the ease of reference only and shall not be taken into account in the construction or interpretation of any covenants conditions or proviso to which they refer.

          3.3  Singular and Plural Meaning
               ---------------------------

               Words in this Agreement importing singular meaning shall where the context so admits include the plural meaning and vice versa.

          3.4  Acts, Statute and Statutory Instruments
               ---------------------------------------

               References in this Agreement to any Acts, Statutes or statutory instrument shall include and refer to any Acts, statute or statutory instrument amending consolidating or replacing them respectively from time to time and for the time being in force.

          3.5  Gender
               ------
               Words of this Agreement of the masculine gender shall include the feminine and neuter gender and vice versa and words denoting natural persons shall include corporations and firms and all such words shall be construed interchangeably in that manner.

4.   DEMISE

     The Lessor hereby demises and the Lessee hereby accepts a lease of the Demised Premises inclusive of the use of the two units of 500-ton York Chillers commencing from the Rent Commencement Date TO HOLD the Demised Premises to the Lessee for the Contractual Term SUBJECT to all


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


     rights easements priviledges restrictions covenants an stipulations appearing in the title to the Demised Premises YIELDING AND PAYING to the Lessor the Rent as stated and in the manner set out in Clause 5

5.   RENT

     5.1 The Lessee shall pay to the Lessor the Rent for the first six (6) months in advance calculated at the rate of Ringgit Malaysia One Hundred and Five Thousand (RM105,000.00) only per month for the initial Contractual Term, the first six (6) months Rent to be payable on the Rent Commencement Date and the subsequent payment shall be payable half yearly in advance on the 1st day of each succeeding month of December and June.

     5.2 In the event the application for the State Authority's Approval is still pending after the commencement of the initial Contractual Term, the Lessee shall nevertheless pay to the Lessor the monthly rental in accordance with the provisions of this Agreement and shall not be entitled to a refund if the State Authority's Approval cannot be obtained subsequently.

6.   DEPOSIT

     6.1 Immediately upon the execution of this Agreement the Lessee shall pay to the Lessor a deposit equivalent to one (1) month's rental equivalent to the sum of Ringgit Malaysia One Hundred and Five Thousand (RM105,000.00) only (hereinafter referred to as referred to as "the Security Deposit") as security for the observance and due performance by the Lessee of the covenants, terms and stipulations hereinafter contained. The Security Deposit shall be refunded by the Lessor to the Lessee without interest on the expiry of the Lease hereby created less whatever sum or sums of money which may then be found due to the Lessor as a result of any breach of the terms and stipulations herein contained.

     6.2 Immediately upon the execution of this Agreement, the Lessee shall pay to the Lessor a deposit for the sum of Ringgit Malaysia Two Hundred Thousand (RM200,000.00) only (hereinafter referred to as "the Utility Deposit") as security for the due performance and observance by the Lessee of the covenants, terms and stipulations contained in Clauses
          9.2 hereof in respect of water and electricity supplied and connected to the Demised Premises. The Utility Deposit shall be refunded by the Lessor to the Lessee without interest on the expiry of the Contractual Term less


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


          whatever sum or sums of money which may then be found due to the Lessor as a result of any breach of Clause 9.2 herein contained.

7.   FITTING OUT WORKS

     7.1 The Lessee shall have the license and authority to enter the Demised Premises to carry out fitting out and renovation works (hereinafter referred to as "Fitting Out Works") commencing from 15th February 2003 (hereinafter referred to as "the Handover Date"). It is hereby agreed that the Lessor shall waive the rental for the period commencing from the Handover Date until the Rent Commencement Date subject to the undertaking of the Lessee to indemnify and keep the Lessor indemnified against all claims demand action suit and whatsoever consequences arising out of or in relation to allowing the Lessee to take possession of the Demised Premises without the State Authority's Approval.

     7.2 It is hereby agreed that the Lessor shall not be responsible to the Lessee for whatever loss or damage arising out of or in relation to the taking possession of the Demised Premises aforesaid in the event the State Authority's Approval cannot be obtained for whatsoever reasons.

8.   STATE AUTHORITY CONSENT

     8.1 This Agreement shall be conditional upon the approval of the Penang State Authority and such other appropriate authorities, as the case may be without conditions or (if conditional) upon terms and conditions acceptable to the Lessee.

     8.2 The Lessee shall apply for the consent of the Penang State Authority but the application and consent fees (if any) imposed by the State Authority or the Penang Development Corporation shall be borne by the Lessor.

     8.3 The Lessee may appeal against any of the conditions imposed by the Penang State Authority.

     8.4 In the event the approval of the Penang State Authority cannot be obtained and/or the appeal against the conditions imposed by the Penang State Authority is rejected and/or the conditions imposed by the Penang State Authority are not acceptable to the Lessee, the Lessee shall by notice in writing to the Lessor, elect either to:-


                                       4(r)-6

          8.4:1 terminate this Agreement whereupon the Lessee shall quit and deliver up possession of the Demised Premises in good and tenantable condition within seven (7) days upon the Lessor being notified of the abovementioned election in the event the Lessee shall have taken vacant possession of the Demised Premises to the Lessor and neither party shall have any further claims whatsoever; or

          8.4:2 convert this Agreement into a tenancy exempt from registration for three (3) years with an option to renew for further terms of three (3) years and two (2) years respectively but otherwise upon the same terms and conditions as this Agreement and the expressions "the Contractual Term" and "the Renewed Term" shall wherever appearing herein be construed accordingly and the parties undertake to pay all such charges and consent fees and do all acts and things and execute all such documents as may be necessary or expedient to perfect the tenancy of the Demised Premises.

     8.5 Notwithstanding anything to the contrary herein, the Lessee shall pay and continue to pay the Rent herein unless and until this Agreement is terminated pursuant to Clause 8.4:1

     8.6 The Lessee shall inform the Lessor upon the acceptance of the approval of the State Authority to the Lease and the Parties shall within seven
          (7) days of the notice from the Lessee's Solicitors execute the Lease in the form of the Lease Annexure annexed hereto as the Second Schedule and all other relevant documents and to as many copies thereof as may be necessary.

9.   LESSEE'S COVENANTS

     The Lessee covenants with the Lessor:-

     9.1  to pay the Rent at the times aforesaid to the Lessor;

     9.2 to pay the Lessor any amount in excess of RM100,00.00 per month on the electricity bill and any amount in excess of RM2,000.00 per month on the water bill for the electricity and water consumed by the Lessee at the Demised Premises. The Lessee shall pay the sewerage charges including INDAH WATER KONSORTIUM SDN BHD's charges incurred at the Demised Premises but billed to the Lessor if any, during the subsistence of the Lease;


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


     9.3 to pay all telephone bills and management charges on the Demised Premises, if any;

     9.4 to use the Demised Premises for the purpose of semi-conductor and related production.

     9.5 to keep the Demised Premises including the walls, drains, water apparatus and all fixtures and fittings and electrical installation therein and additions thereto, if any, in good tenantable repair and condition throughout the term of the Lease, fair wear and tear and damage by fire, storm, tempest, act of God, riot, civil commotion, termites only excepted;

     9.6 to keep the Demised Premises and all hedges, fences, gate and driveway on the Demised Premises, if any, in tenantable repair and ornamental conditions and to use them as such;

     9.6 to permit the Lessor or its agent with or without workmen at all reasonable upon seven (7) days written notice to the Lessee to enter the Demised Premises and to inspect the state and condition therein and to execute any repair covenanted to be done by the Lessor hereunder Provided That the Lessor or its agent or workmen shall comply with all reasonable directions of the Lessee with respect to the security procedures to be observed at the Demised Premises.

     9.7 to obtain the necessary permit or approval from the relevant authority or authorities for using the Demised Premises for the purpose stated in Clause 9.4 hereto only if necessary;

     9.8 to repair forthwith and make good any damage done to the satisfaction of the Lessor to the Demised Premises or any part thereof due to malicious or negligent act or any omission or default on the part of the Lessee or its agents, servants, licensees, visitors or independent contractors by the installation use replacement or removal of any fixtures or fittings;

     9.9 to give notice forthwith to the Lessor of any damage that may occur to the Demised Premises or any damage to or defects in the water pipes or any other fittings fixtures or other facilities provided by the Lessor PROVIDED ALWAYS that if such damage or defect shall have occurred as a result of the default omission or negligence on the part of the Lessee or its agent servants licensses visitors or independent contractors, then to repair forthwith and make good such damage or defects;


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


     9.10 to take reasonable precautions to keep the Demised Premises free of rodents vermin insects pests and animals;

     9.11 at its own costs and expense to install additional air-conditioners to the existing 2 units of 500 ton York Chillers supplied by the Lessor and such fittings as may be necessary for clean rooms and to remove at its own cost and expense any such fittings, structural alterations and additions and others it may make during the Lease and to reinstate the Demised Premises to the same state and condition before such alterations and addition were made;

     9.12 to take up public liability insurance policy, if necessary;

     9.13 not to carry out any illegal activities or acts which may breach any law or regulations of this country;

     9.14 not to do or permit or suffer to be done anything in or upon the Demised Premises or any part thereof which may be or become a nuisance or cause damage to the Lessor or occupiers of other property in the neighbourhood;

     9.15 not to assign, sublet or part with the possession of the Demised Premises or any part thereof without the consent in writing of the Lessor;

     9.16 not to keep or permit to be kept with the possession of the Demised Premises or any part thereof any materials other than that necessary for the purpose stated in Clause 9.4 which is of a dangerous or explosive nature the keeping of which may contravene any statutes or regulations or by-law;

     9.17 not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the Demised Premises against damage by fire may become void or voidable or whereby the rate or premiums thereon may be increased and to make good and repay to the Lessor all sums paid by the Lessor by way of increase in premium and all expenses incurred by the Lessor in or about and renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant without prejudice to the rights of the Lessor;

     9.18 at his own cost and expense to attend to and comply with all complaints, improvements, requirements and nuisance notices issued and required by the City Council or under the City Council by-law in respect of the Demised Premises only whether such


                                       4(r)-9
          notices be issued to the Lessor or the Lessee and if the Lessee shall fail to comply with such notices or requirements in respect of the Demised Premises only the Lessor shall comply with the same and the Lessee shall on demand pay the Lessor all those costs and expenses in compliance with the same;

     9.19 on the determination on the Lease to yield up peaceably and deliver up possession together with the Lessor's furniture, fixtures and fittings, if any, in good and tenantable condition of the Demised Premises to the Lessor;

     9.20 the Lessee shall not make any claim or demand as to the expenses or costs of whatever renovation or repair done to the Demised Premises, if any, unless this Agreement as terminated due to the default of the Lessor or its servants or agents;

     9.21 save and except for reasonable signboards in such position and of such form colour and design as may be erected by a contractor displaying the name and business or occupation of the Lessee, not to affix print or otherwise exhibit or set up on the outer walls doors windows or any other part of the Demised Premises any nameplate placard poster advertisement public announcement business advertisement or other signs whatsoever and save with the prior consent in writing of the Lessor nor to affix or project onto the exterior of the Demised Premises or in or about any part of the Demised Premises, flag staff wireless or television aerials of other things whatsoever.

     9.22 in the event the Lessee does not exercise the Option to Renew in Clause 11 to permit the Lessor during the three (3) months immediately preceding the termination of the term hereby created to affix and retain without interference to or in any part of the Demised Premises a notice advertising the same for re-letting and to permit the Demised Premises to be viewed at reasonable times by any person duly authorised by the Lessor Provided That the Lessor and such person authorised by the Lessor shall comply with all reasonable directions of the Lessee with respect to the security procedures to be observed at the Demised Premises;

     9.23 to be responsible for and to indemnify the Lessor against all damage occasioned to the Demised Premises or any part thereof or any adjacent or neighbouring land or premises or to any person caused by any act default omission or negligence of the Lessee or its agent servants licensees visitors or independent contractors and to pay and make good to the Lessor all and every loss and damage


                                       4(r)-10
          whatsoever incurred or sustained by the Lessor as a consequence of every breach or non-observance of the Lessee's covenants herein contained and to indemnify the Lessor from and against all actions claims liability costs and expenses thereby arising;

     9.24 to indemnify the Lessor against all claims demands actions losses damages costs and expenses suffered or incurred by the Lessor arising out of or in relation to any dangerous or illegal activities carried out by the Lessee on the Demised Premises;

     9.25 not to erect or permit or suffer to be erected any alternative additions or extensions to the Demised Premises without the previous consent of the Lessor in writing;

     9.26 under no circumstances shall the Lessor make good or accept responsibility or liability in respect of any damage or theft or loss of any property goods articles things whatsoever placed deposited brought into or left upon the Demised Premises either by the Lessee or any other person for his own use or for any other purpose.

10.  LESSOR'S COVENANTS

     10.1 The Lessor covenant and agree with the Lessee as follows:-

          10.1:1 that if the Lessee shall pay the rent hereby reserved and observe and perform the stipulations on their part herein contained they shall peaceably hold and enjoy the Demised Premises during the Contractual Term without any interruption by the Lessor or any person rightly claiming under or in trust for it;

          10.1:2    to grant the Option to Renew the Lease as stated in Clause
                    11;

          10.1:3 to permit the Lessee to commence to fit out and renovate the Demised Premises for its business activities upon the Demised Premises being handed over to the Lessee on 15th February 2003.

          10.1:4 to insure and keep the building in which the Demised Premises is situated and the Demised Premises fully insured for the full cost of rebuilding and reinstating the same against damage and destruction by all insurable risks


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


                    provided that the Lessee shall be responsible for its own insurance in respect of the Lessee's contents in the Demised Premises and in case of any such damage or destruction as aforesaid happening to the Demised Premises or any part thereof to apply any money received by it in respect thereof under any insurance in reinstating and restoring the parts thereof so damaged or destroyed. Subject to and without prejudice to this Clause, if the Demised Premises or any part thereof shall be rendered unfit for use by reason of the damaged or destruction as aforesaid, the Rent or a fair proportion of the Rent according to the nature and extent of the damage or destruction sustained shall ceased to be payable until the Demised Premises or the affected part shall have been rebuilt or reinstated so that the Demised Premises or the affected part are made fit for occupation or use save and except that in the event that the Demised Premises cannot be rebuilt and reinstated or if the Lessee is unable to await the rebuilding and reinstatement of the Demised Premises, the Lease shall absolutely determine;

          10.1:5 to pay all existing and future quit rents and rates (assessment) and outgoings payable by law in respect of the Demised Premises;

          10.1:6 to keep the roof, main structures, external walls, main drains and pipes of the Demised Premises in good tenantable repair and condition at all time during the Contractual Term;

11.  OPTION TO RENEW

     11.1 If the Lessee:-

          11.1:1    has paid the Rent regularly during the Contractual Term;

          11.1:2 has reasonably performed and observed the covenants contained in this Agreement;

          11.1:3    notifies the Lessor in accordance with Section 11.2 below;

          11.1:4 then at the end of the initial Contractual Term the Lessor shall grant and the Lessee shall take a further lease for the Renewed Term of the Demised Premises in accordance


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


                    with the provisions set out in Clause 11.3 below (hereinafter referred to as "the Renewed Term").

     11.2 A notice of exercise of option:-

          11.2:1 must state clearly that the Lessee wishes to take a further lease of the Demised Premises in accordance with the option contained in this Agreement; and

          11.2:2 must be served not later than six (6) months before the end of the period of the initial Contractual Term.

     11.3 The provision for the further lease will be the same as the provisions of this Agreement, with the following exceptions:-

          11.3:1 the new lease will begin immediately after the end of the period of the initial Contractual Term;

          11.3:2    except the term granting the option for a further renewal;

          11.3:3 except the rent free period granted to the Lessee for the Fitting Out Works to be conducted.

          11.3:4 the rent at the commencement of the new Lease will be as mutually agreed between the Lessor and the Lessee and if the revised rent has not been agreed by the parties within one
                    (1) month of the exercise of the Option to Renew, the same shall be determined by an independent valuer agreed by the Lessor and the Lessee or failing agreement then by an independent valuer nominated by the President or its equivalent for the time being of the INSTITUTE OF CHARTERED SURVEYORS OF MALAYSIA or its equivalent (hereinafter referred to as "the Valuer [acting as an expert and not an arbitrator]") on the application of the Lessee and so that the revised rent to be determined by the Valuer, shall be such as the Valuer shall decide is the monthly rent at which the Demised Premises might reasonably be expected to be let at the date of the exercise of the Option to Renew PROVIDED THAT the Valuer shall determine the revised rent based upon the state and condition and structure of the Demised Premises as at the date hereof and disregard any increase in the rental value of the Demised Premises attributable to the existence of any alteration or improvement to the Demised Premises and/or


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


                    make a fair allowance to the Lessee in respect of such alteration or improvement.

12.  OPTION TO TERMINATE

     12.1 If the Lessor or the Lessee wishes to determine this Agreement at any time after the expiry of the first two (2) years of the Contractual Term, the party wishing to determine this Agreement shall give the other party not less than six (6) months notice in writing then upon the expiry of such notice, the Contractual Term shall cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant.

     12.2 In the event the Lessee fails to complete the Contractual Term or the Renewed Term of tenancy herein granted, the Lessor shall forfeit the Deposit (without further notice to the Lessee) as damages for the remainder of the term of the lease then immediately thereafter this Agreement shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of covenant.

13.  TERMINATION ON DEFAULT

     13.1 The Lessor may terminate this Agreement in the manner set out below in the following circumstances:-

          13.1:1 if the Rent or any part of it and other moneys owing to the Lessor under this Agreement is or are in arrears for seven
                    (7) days (whether formerly demanded or not) or if the Tenant shall go into liquidation whether voluntarily (save for the purpose of amalgamation or reconstruction) or compulsorily or it its assigns not being a company shall become bankrupt or enter into any arrangement for composition with his/their creditors or it their assign being a company shall be wound up either voluntarily or compulsorily (except for the purpose of reconstruction or amalgation);

          13.1:2 if the Lessee breaches a material provision of this Agreement and fails to remedy the breach within thirty (30) days from the date of service of Notice by the Lessor to do so.


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


     13.2 In the circumstances set out in Clause 13.1, the Lessor may terminate this Agreement by:-

          13.2:1    notifying the Lessee to that effect; or

          13.2:2    re-entering the Demised Premises and repossessing it; or

          13.2:3    doing both

14.  LAW

     The Law of Malaysia shall apply for the purpose of governing this Agreement and the Parties shall submit to the jurisdiction of the Courts in Malaysia.

15.  COSTS, FEES AND STAMP DUTIES

     Each Party shall pay fees and disbursements of its own agents accountants solicitors and all other costs and expenses incurred by it in relation to the negotiation, preparation execution and completion of this Agreement and the Lessee shall pay the stamp duty in respect of this Agreement and the stamp duty and registration fees in respect of the Lease.

16.  SERVICE OF DOCUMENT

     16.1 Address for Service
          -------------------

          In this clause:-

          16.1:1 "the Lessor's Address" means the following address of the Lessor or such other address of the Lessor may from time to time notify to the Lessee as being its address for service for the purpose of this Agreement:-

                           DELL ASIA PACIFIC SDN.
                           Plot 27, Bayan Lepas Industrial Zone,
                           Phase IV, 11900 Bayan Lepas, Penang

          16.1:2 "the Lessee's Address" means the following address of the Lessee or such other address as the Lessee may from time to time notify to the Lessor as being its address for service for the purposes of this Agreement:-

                           ASE ELECTRONICS (M) SDN. BED.
                           Bayan Lepas Free Industrial Zone
                           Phase IV, 11900 Penang


                                       4(r)-15

     16.2 Notice
          ------

          Any notice or other communication given or made in accordance with this Agreement shall be in writing and:-

          16.2:1 may (in addition to any other effective mode of service) be sent by registered post;

          16.2:2 shall (in the case of a notice or other communication to the Lessor but subject to Clause 16.3:1) be served on the Lessor at the Lessor's Address;

          16.2:3 shall (in the case of a notice or other communication to the Lessee but subject to the Clause 16.3:2) be served on the Lessee at the Lessee's Address; and

     16.3 Any notice or other communication given or made in accordance with this Agreement:-

          16.3:1 by or to the Lessor may be given or made by or to the Lessor's Solicitor on behalf of the Lessor;

          16.3:2 by or to the Lessee may be given or made by or to the Lessee's Solicitor on behalf of the Lessee;

17.  CHANGE OF ADDRESS

     Any changes of the address by either party must be communicated to the other in writing.

18.  SCHEDULE

     The First Schedule and Second Schedule shall form part of this Agreement and shall be read, taken and construed as an essential part of this Agreement.

19.  BREACH BY ANY PARTY

     19.1 In the event any party is in breach of any of the stipulations terms covenants and conditions contained in this Agreement, the offending party shall indemnify and keep the innocent party fully indemnified against or arising from all loss damage costs expenses actions demands proceedings claim and liability (including all legal fees on a solicitor and client basis) made against or suffered or incurred by the innocent party.


                                       4(r)-16

     19.2 Without prejudice to Clause 19.1, the Lessee shall be entitled to the remedy of specific performance in the event the Lessor unlawfully or improperly terminates this Agreement at any time before its expiration.

20.  WAIVER OR INDULGENCE

     Knowledge or acquiescence by any Party of or in any breach by the Lessor of the Lessee any of the terms and conditions herein contained or any indulgence given by any Party to the others shall not operate as or be deemed to be a waiver of such terms or conditions or any of them and notwithstanding such knowledge or acquiescence or indulgence, any Party shall be entitled to exercise its rights and powers under this Agreement and to require strict performance of the terms and condition herein contained.

21.  ENTIRE UNDERSTANDING

     21.1 This Agreement embodies the entire understanding of the Parties relating to the Demised Premises and to all the matters dealt with by any of the provisions of this Agreement. It is expressly declared that no variation shall be effective unless agreed to by the parties and confirmed in writing.

     21.2 If any part of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable, then that part shall be deemed not to be a part of this Agreement but this shall not affect the enforceability of the remainder of this Agreement.

22.  PERSONS TO BE BOUND BY THIS AGREEMENT

     This Agreement shall be binding upon the successors in title and assigns of the Lessor and the successors in title, nominee, transferee and assigns of the Lessee.

23.  SPECIFIC PERFORMANCE

     The Lessor and the Lessee shall be entitled to specific performance of this Agreement.

24.  REPRESENTATION

     The Lessor and the Lessee represent, declare and undertake with each other that:-


                                       4(r)-17

     24.1 It has the power to execute, deliver and perform the terms of this Agreement and has taken all necessary corporate and other action to authorise of the execution, delivery and performance of this Agreement.

     24.2 This Agreement constitutes the legal valid and binding obligations of the Lessor and the Lessee in accordance with the terms and conditions contained in this Agreement.

     24.3 All consents, approvals, authorizations, licenses, orders and exemptions of any ministry, governmental agency, department or authority in Malaysia which are required on the part of the Lessor and/or the Lessee or any of them or which are advisable and the execution delivery performance and legality or enforceability of this Agreement have been or will be obtained and are in full force and any conditions contained therein or otherwise applying thereto have been or will be complied with.

                          *****************************


                                       4(r)-18

                               THE FIRST SCHEDULE
                               ------------------

                                   CLAUSE 3.1
                                   ----------

                          PLAN OF THE DEMISED PREMISES
                          ----------------------------


                                       4(r)-19

                               [GRAPHIC OMITTED]

                               THE SECOND SCHEDULE
                               -------------------

                                   CLAUSE 8.6
                                   ----------

                             FORM OF LEASE ANNEXURE
                             ----------------------

We, DELL ASIA PACIFIC SDN. (Company No.330298-M), a company incorporated in Malaysia and having its registered office at Level 41, Suite B, Menara Maxis, Kuala Lumpur City Centre, Kuala Lumpur and a place of business at Plot 27, Bayan Lepas Industrial Zone, Phase IV, 11900 Bayan Lepas, Penang (hereinafter referred to as "the Lessor" which expression shall include its assigns or successors-in-title) being the registered proprietor/beneficial owner of Level I of the building (hereinafter referred to as "the building") measuring approximately 105,000 square feet and more particularly delineated and coloured RED in the plan annexed hereto as "the Schedule" (hereinafter referred to as "the Demised Premises") erected on part of all that piece of land described in the above Schedule (hereinafter referred to as "the Land") DO HEREBY LEASE the Demised Premises to ASE ELECTRONICS (M) SDN. BHD. (Company No.212592-H), a company incorporated in Malaysia and having its registered office at 11th Floor, Bangunan FOP, Jalan Anson, 10400 Penang and a place of business at Bayan Lepas Free Industrial Zone, Phase IV, 11900 Penang (hereinafter referred to as "the Lessee" which expression shall include its assigns or successors-in-title) in whom this Lease for the time being is vested TO BE HELD by the Lessee for a term of five (5) years with an option to renew for a further term of three (3) years (hereinafter referred to as "the Option to Renew").


                                    RECITALS
                                    --------


WHEREAS the Lessor is the registered proprietor of the Demised Premises.

AND WHEREAS the Lessor has agreed to let and the Lessee has agreed to take a lease of the Demised Premises for the duration and upon the terms and conditions of this Lease.

1.   DEFINITIONS AND INTERPRETATIONS

     1.1  Definitions
          -----------

     Unless the context shall otherwise require, the terms defined in Clause 1 shall for all purpose of this Lease have the meaning specified.


                                       4(r)-20

     Contractual Term:        The period of five (5) years and includes the
                              renewed term if the Option to Renew specified in Clause 9 is exercised

     Demised Premises:        All that premises known as Level 1 of the building
                              erected on part of all that piece of Premises known as P.T.No. 3023, Mukim 12, Daerah Barat
                              Daya, Penang held under Suratan Hakmilik Sementara
                              H.S.(D) 11897 which is more particularly delineated and coloured RED on the plan annexed hereto as "the Schedule"

     Lease: This Lease of the Demised Premises in Form 15A of the National Premises Code for a term of five (5) years with an option to renew the Lease for a further term of three (3) years upon the same terms covenants and conditions contained herein and includes any instrument supplemental to it but at a revised rent as hereinafter provided

     Lessor: DELL ASIA PACIFIC SDN. (Company No.330298-M), a company incorporated in Malaysia and having its registered office at Level 41, Suite B, Menara Maxis, Kuala Lumpur City Centre, Kuala Lumpur and a place of business at Plot 27, Bayan Lepas Industrial Zone, Phase IV, 11900 Bayan Lepas, Penang

     Option to Renew:         The option to renew the Lease for a further term
                              of three (3) years as provided in Clause 7

     Parties/Party:           It means the Lessor and/or the Lessee

     Renewed Term:            The further period of three (3) years renewed
                              pursuant to Clause 7

     Rent: The amount of rental payable for the entire duration of the Lease and the renewed Lease which particulars are as described in Clause 3 herein


                                       4(r)-21

     Rent Commencement Date:  The 1st day of June 2003

     1.2  Clauses and Clause Heading
          --------------------------

          The Clause and paragraph heading in this Lease are for the ease of reference only and shall not be taken into account in the construction or interpretation of any covenants conditions or proviso to which they refer.

     1.3  Singular and Plural Meanings
          ----------------------------

          Words in this Lease importing singular meaning shall where the context so admits include the plural meaning and vice versa.

     1.4  Acts, Statute and Statutory Instruments
          ---------------------------------------

          References in this Lease to any Acts, statutes or statutory instrument shall include and refer to any Acts, statute or statutory instrument amending consolidating or replacing them respectively from time to time and for the time being in force.

     1.5  Gender
          ------

          Words in this Lease of the masculine gender shall include the feminine and neuter gender and vice versa and words denoting natural persons shall include corporations and firms and all such words shall be construed interchangeably in that manner.

2.   DEMISE

     The Lessor hereby demises and the Lessee hereby accepts a lease of the Demised Premises inclusive of use of two units of 500-ton York Chillers TO HOLD the Demised Premises to the Lessee for the Contractual Term SUBJECT to all rights easements privileges restrictions covenants and stipulations appearing in the title to the Demised Premises YIELDING AND PAYING to the Lessor the Rent as stated and in the manner set out in Clause 3.

3.   RENT

     The Lessee shall pay to the Lessor the Rent for the first six (6) months in advance calculated at the rate of Ringgit Malaysia One Hundred and Five Thousand (RM105,000.00) only per month for the initial Contractual Term, the first six (6) months Rent to be payable on the Rent


                                       4(r)-22

     Commencement Date and the subsequent payment shall be payable half yearly in advance on the 1st day of each succeeding month of December and June.

4.   STATE AUTHORITY CONSENT

     4.1 The Demised Premises is subject to the following restrictions interest:-

          "The Demised Premises shall not be transferred, charge, leased, sub-leased, tenanted, let or otherwise in any manner dealt with or dispose of without the written sanction of the State Authority"

     4.2  The State Authority has given its consent to the Lease herein.

5.   LESSEE'S COVENANTS

     The Lessee covenants with the Lessor and/or its assigns as follows:-

          5.1  to pay the Rent at the times aforesaid to the Lessor;

          5.2 to pay the Lessor any amount in excess of RM100,00.00 per month on the electricity bill and any amount in excess of RM2,000.00 per month on the water bill for the electricity and water consumed by the Lessee at the Demised Premises. The Lessee shall pay the sewerage charges including INDAH WATER KONSORTIUM SDN BHD's charges incurred at the Demised Premises but billed to the Lessor if any, during the subsistence of the Lease;

          5.3 to pay all telephone bills and charges on the Demised Premises, if any;

          5.4 to use the Demised Premises for the purpose of semi-conductor and related production.

          5.5 to keep the Demised Premises including the walls, drains, water apparatus and all fixtures and fittings and electrical installation therein and additions thereto, if any, in good tenantable repair and condition throughout the term of the Lease, fair wear and tear and damage by fire, storm, tempest, act of God, riot, civil commotion, termites only excepted;

          5.6 to keep the Demised Premises and all hedges, fences, gate and driveway on the Demised Premises, if any, in tenantable repair and ornamental conditions and to us them as such;


                                       4(r)-23

          5.7 to permit the Lessor or its agent with or without workmen at all reasonable upon seven (7) days written notice to the Lessee to enter the Demised Premises and to inspect the state and condition therein and to execute any repair covenanted to be done by the Lessee hereunder Provided That the Lessor or its agent or workmen shall comply with all reasonable directions of the Lessee with respect to the security procedures to be observed at the Demised Premises.

          5.8 to obtain the necessary permit or approval from the relevant authority or authorities for using the Demised Premises for the purpose stated in Clause 5.4 hereto only if necessary;

          5.9 to repair forthwith and make good any damage done to the satisfaction of the Lessor to the Demised Premises or any part thereof due to malicious or negligent act or any omission or default on the part of the Lessee or its agents, servants, licensees, visitors or independent contractors by the installation use replacement or removal of any fixtures or fittings;

          5.10 to give notice forthwith to the Lessor of any damage that may occur to the Demised Premises or any damage to or defects in the water pipes or any other fittings fixtures or other facilities provided by the Lessor PROVIDED ALWAYS that if such damage or defect shall have occurred as a result of the default omission or negligence on the part of the Lessee or its agent servants licensses visitors or independent contractors, then to repair forthwith and make good such damage or defects;

          5.11 to take reasonable precautions to keep the Demised Premises free of rodents vermin insects pests and animals;

          5.12 at its own costs and expense to install additional air-conditioners to the existing 2 unit of 500 ton York Chillers supplied by the Lessor and such fittings as may be necessary for clean rooms and to remove at its own cost and expense any such fittings, structural alterations and additions and others it may make during the Lease and to reinstate the Demised Premises to the same state and condition before such alterations and addition were made;

          5.13 to take up public liability insurance policy, if necessary;


                                       4(r)-24

          5.14 not to carry out any illegal activities or acts which may breach any law or regulations of this country;

          5.15 not to do or permit or suffer to be done anything in or upon the Demised Premises or any part thereof which may be or become a nuisance or cause damage to the Lessor, or occupiers of other property in the neighbourhood;

          5.16 not to assign, sublet or part with the possession of the Demised Premises or any part thereof without the consent in writing of the Lessor;

          5.17 not to keep or permit to be kept with the possession of the Demised Premises or any part thereof any materials other than that necessary for the purpose stated in Clause 5.4 which is of a dangerous or explosive nature the keeping of which may contravene any statutes or regulations or by-law;

          5.18 not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the Demised Premises against damage by fire may become void or voidable or whereby the rate or premiums thereon may be increased and to make good and repay to the Lessor all sums paid by the Lessor by way of increase in premium and all expenses incurred by the Lessor in or about and renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant without prejudice to the rights of the Lessor;

          5.19 at his own cost and expense to attend to and comply with all complaints, improvements, requirements and nuisance notices issued and required by the City Council or under the City Council by-law in respect of the Demised Premises only whether such notices be issued to the Lessor or the Lessee and if the Lessee shall fail to comply with such notices or requirements in respect of the Demised Premises only the Lessor shall comply with the same and the Lessee shall on demand pay the Lessor all those costs and expenses in compliance with the same;

          5.20 on the determination on the Lease to yield up peaceably and deliver up possession together with the Lessor's furniture, fixtures and fittings, if any, in good and tenantable condition of the Demised Premises to the Lessor;

          5.21 the Lessee shall not make any claim or demand as to the expenses or costs of whatever renovation or repair done to the Demised


                                       4(r)-25

               Premises, if any, unless this Agreement as terminated due to the default of the Lessor or its servants or agents;

          5.22 save and except for reasonable signboards in such position and of such form colour and design as may be erected by a contractor displaying the name and business or occupation of the Lessee, not to affix print or otherwise exhibit or set up on the outer walls doors windows or any other part of the Demised Premises any nameplate placard poster advertisement public announcement business advertisement or other signs whatsoever and save with the prior consent in writing of the Lessor nor to affix or project onto the exterior of the Demised Premises or in or about any part of the Demised Premises, flag staff wireless or television aerials of other things whatsoever.

          5.23 in the event that the Lessee does not exercise the Option to Renew in Clause 7, to permit the Lessor during the three (3) months immediately preceding the termination of the term hereby created to affix and retain without interference to or in any part of the Demised Premises a notice advertising the same for re-letting and to permit the Demised Premises to be viewed at reasonable times by any person duly authorised by the Lessor Provided That the Lessor and such person authorised by the Lessor shall comply with all reasonable directions of the Lessee with respect to the security procedures to be observed at the Demised Premises;

          5.24 to be responsible for and to indemnify the Lessor against all damage occasioned to the Demised Premises or any part thereof or any adjacent or neighbouring land or premises or to any person caused by any act default omission or negligence of the Lessee or its agent servants licensees visitors or independent contractors and to pay and make good to the Lessor all and every loss and damage whatsoever incurred or sustained by the Lessor as a consequence of every breach or non-observance of the Lessee's covenants herein contained and to indemnify the Lessor from and against all actions claims liability costs and expenses thereby arising;

          5.25 to indemnify the Lessor against all claims demands actions losses damages costs and expenses suffered or incurred by the Lessor arising out of or in relation to any dangerous or illegal activities carried out by the Lessee on the Demised Premises;

          5.26 not to erect or permit or suffer to be erected any alternative additions or extensions to the Demised Premises without the previous consent of the Lessor in writing;


                                       4(r)-26

          5.27 under no circumstances shall the Lessor make good or accept responsibility or liability in respect of any damage or theft or loss of any property goods articles things whatsoever placed deposited brought into or left upon the Demised Premises either by the Lessee or any other person for his own use or for any other purpose.

6.   LESSOR'S COVENANTS

     The Lessor covenants and agrees with the Lessee as follows:-

     6.1 that if the Lessee shall pay the Rent hereby reserved and observe and perform the stipulations on their part herein contained they shall peaceably hold and enjoy the Demised Premises during the Contractual Term without any interruption by the Lessor or any person rightly claiming under or in trust for it;

     6.2  to grant the Option to Renew the Lease as stated in Clause 7;

     6.3 to pay all existing and future quit rents and rates (assessment) and outgoings payable by law in respect of the Demised Premises hereof;

     6.4 to permit the Lessee to commence to fit out and renovate the Demised Premises for its manufacturing and business activities forthwith upon execution of this Lease; .

     6.5 to keep the roof, main structures, external walls, main drains and pipes of the Demised Premises in good tenatable repair and condition at all times during the contractual period;

     6.6 to insure and keep the building in which the Demised Premises is situated and the Demised Premises fully insured for the full cost of rebuilding and reinstating the same against damage and destruction by all insurable risks provided that the Lessee shall be responsible for its own insurance in respect of the Lessee's contents in the Demised Premises and in case of any such damage or destruction as aforesaid happening to the Demised Premise or any part thereof to apply any money received by it in respect thereof under any insurance in reinstating and restoring the parts thereof so damaged or destroyed. Subject to and without prejudice to this Clause, if the Demised Premises or any part thereof shall be rendered unfit for use by reason of the damage or destruction as aforesaid, the Rent or a fair proportion of the Rent according to the nature and extent of the damage or destruction sustained shall ceased to be payable


                                       4(r)-27
          until the Demised Premises or the affected part shall have been rebuilt or reinstated so that the Demised Premises or the affected part are made fit for occupation or use save and except that in the event that the Demised Premises cannot be rebuilt and reinstated or if the Lessee is unable to await the rebuilding and reinstatement of the Demised Premises, the Lease shall absolutely determine;

     6.7 to grant the Lessee the first option or first right of refusal to purchase the Land together with the building erected thereon at the same price offered to any other purchaser or if there is no other purchaser at the fair market value agreed between the Lessor and the Lessee.

7.   OPTION TO RENEW

     7.1  If the Lessee:-

          7.1.1     has paid the Rent regularly during the Contractual Term;

          7.1.2 has reasonably performed and observed the covenants contained in this Lease;

          7.1.3     notifies the Lessor in accordance with Section 7.2 below;

          7.1.4 then at the end of the initial Contractual Term the Lessor shall grant and the Lessee shall take a further lease for the Renewed Term of the Demised Premises in accordance with the provisions set out in Section 7.3 below (hereinafter referred to as "the Renewed Term").

     7.2  A notice of exercise of option:-

          7.2.1 must state clearly that the Lessee wishes to take a further lease of the Demised Premises in accordance with the option contained in the Lease; and

          7.2.2 must be served not later than six (6) months before the end of the period of the initial Contractual Term.

     7.3 The provision for the further lease including the rent will be the same as the provisions of this Lease, with the following exceptions: -

          7.3.1 the new lease will begin immediately after the end of the period of the initial Contractual Term;


                                       4(r)-28

          7.3.2     except the term granting the option for a further renewal;

          7.3.3 except the rent free period granted to the Lessee for the Fitting Out Works.

          7.3:4 the rent at the commencement of the new Lease will be as mutually agreed between the Lessor and the Lessee and if the revised rent has not been agreed by the parties within one
                    (1) month of the exercise of the Option to Renew, the same shall be determined by an independent valuer agreed by the Lessor and the Lessee or failing agreement then by an independent valuer nominated by the President or its equivalent for the time being of the INSTITUTE OF CHARTERED SURVEYORS OF MALAYSIA or its equivalent (hereinafter referred to as "the Valuer [acting as an expert and not an arbitrator]") on the application of the Lessee and so that the revised rent to be determined by the Valuer shall be such as the Valuer shall decide is the monthly rent at which the Demised Premises might reasonably be expected to be let at the date of the exercise of the Option to Renew PROVIDED THAT the Valuer shall determine the revised rent based upon the state and condition and structure of the Demised Premises as at the date hereof and disregard any increase in the rental value of the Demised Premises attributable to the existence of any alteration or improvement to the Demised Premises and/or make a fair allowance to the Lessee in respect of such alteration or improvement.

8.   OPTION TO TERMINATE

     8.1 If the Lessee or the Lessor wishes to determine this Lease at any time after the expiry of the first two (2) years of the Contractual Term and shall give the other party not less than six (6) months' notice in writing then upon the expiry of such notice, the Contractual Term shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant.

     8.2 In the event the Lessee fails to complete the Contractual Term or the Renewed Term of tenancy herein granted, the Lessor shall forfeit the Deposit (without further notice to the Lessee) as damages for the remainder of the term of the lease then immediately thereafter this Agreement shall cease and be void but


                                       4(r)-29
          without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of covenant.

9.   TERMINATION ON DEFAULT

     9.1 The Lessor may terminate the Lease in the manner set out below in the following circumstances:-

          9.1.1 if the Rent or any part of it and other moneys owing to the Lessor under the Lease is or are in arrears for seven (7) days (whether formerly demanded or not) or if the Tenant shall go into liquidation whether voluntarily (save for the purpose of amalgamation or reconstruction) or compulsorily or it its assigns not being a company shall become bankrupt or enter into any arrangement for composition with his/their creditors or it their assign being a company shall be wound up either voluntarily or compulsorily (except for the purpose of reconstruction or amalgation);

          9.1.2 if the Lessee breaches a material provision of this Lease and fails to remedy the breach within thirty
                    (30) days from the date of service of Notice by the Lessor to do so.

     9.2 In the circumstances set out in Clause 9.1, the Lessor may terminate the Lease by:-

          9.2.1     notifying the Lessee to that effect; or

          9.2.2     re-entering the Demised Premises and repossessing it; or

          9.2.3     doing both.

10.  LAW

     The Law of Malaysia shall apply for the purpose of governing this Lease and the Parties shall submit to the jurisdiction of the Courts in Malaysia.

11.  COSTS, FEES AND STAMP DUTIES

     Each Party shall pay fees and disbursements of its own agents accountants solicitors and all other costs and expenses incurred by it in relation to the negotiation, preparation execution and completion of this Lease and the Lessee shall pay the stamp duty and registration fees in respect of this Lease.


                                       4(r)-30

12.  SERVICE OF DOCUMENT

     12.1 Address for Service
          -------------------

          In this clause:-

          12.1.1 "the Lessor's Address" means the following address of the Lessee or such other address as the Lessor may from time to time notify to the Lessee as being its address for service for the purpose of this Lease:-

                    DELL ASIA PACIFIC SDN.
                    Plot 27, Bayan Lepas Industrial Zone,
                    Phase IV, 11900 Bayan Lepas, Penang

          12.1.2 "the Lessee's Address" means the following address of the Lessee or such other address as the Lessee may from time to time notify to the Lessee as being its address for service for the purposes of this Lease:-

                    ASE ELECTRONICS (M) SDN. BHD.
                    Bayan Lepas Free Industrial Zone
                    Phase IV, 11900 Penang

     12.2 Notice

          Any notice or other communication given or made in accordance with this Lease shall be in writing and:-

          12.2.1 may (in addition to any other effective mode of service) be sent by registered post;

          12.2.2 shall (in the case of a notice or other communication to the Lessor but subject to Clause 12.3:1) be served on the Lessor at the Lessor's Address;

          12.2.3 shall (in the case of a notice or other communication to the Lessee but subject to Clause (b)) be served on the Lessee at the Lessee's Address;

     12.3 Any notice or other communication given or made in accordance with this Agreement:-

          12.3.1 by or to the Lessor may be given or made by or to the Lessor's Solicitors on behalf of the Lessor;


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


          12.3.2 by or to the Lessee may be given or made by or to the Lessee's Solicitors on behalf of the Lessee.

13.  CHANGE OF ADDRESS

     Any changes of address by either party must be communicated to the other in writing.

14.  SCHEDULE

     The First Schedule hereto shall form part of this Lease and shall be read, taken and construed as an essential part of this Lease.

15.  BREACH BY ANY PARTY

     15.1 In the event any party is in breach of any of the stipulations terms covenants and conditions contained in this Agreement, the offending party shall indemnify and keep the innocent party indemnified against or arising from all loss damage costs expenses actions demands proceedings claim and liability (including all legal fees on a solicitor and client basis) made against or suffered or incurred by the innocent party.

     15.2 Without prejudice to Clause 15.1, the Lessee shall be entitled to the remedy of specific performance in the event the Lessor unlawfully or improperly terminates this Lease at any time before its expiration.

16.  WAIVER OR INDULGENCE

     Knowledge or acquiescence by either Party of or in any breach by the Lessor or the Lessee of any of the terms and conditions herein contained or any indulgence given by either Party to the other shall not operate as or be deemed to be a waiver of such terms or conditions or any of them and notwithstanding such knowledge or acquiescence or indulgence, either Party shall be entitled to exercise its rights and powers under this Lease and to require strict performance of the terms and condition herein contained.

17.  ENTIRE UNDERSTANDING

     17.1 This Agreement embodies the entire understanding of the Parties relating to the Demised Premises and to all the matters dealt with by any of the provisions of this Agreement. It is expressly declared that no variation shall be effective unless agreed to by the parties and confirmed in writing.


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     17.2 If any part of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable, then that part shall be deemed not be part of this Agreement, but this shall not affect the enforceability of the remainder of this Agreement.

18.  PERSONS TO BE BOUND 13Y THIS LEASE

     This Agreement shall be binding upon the successors in title and assigns of the Lessor and the successors in title, nominee, transferee and assigns of the Lessee.

19.  SPECIFIC PERFORMANCE

     The Lessor and the Lessee shall be entitled to specific performance of this Agreement.

20.  REPRESENTATION

     The Lessor and the Lessee represent, declare and undertake with each other that:-

     20.1 It has the power to execute, deliver and perform the terms of this Lease and has taken all necessary corporate and other action to authorise of the execution, delivery and performance of this Lease.

     20.2 This Lease constitute the legal valid and binding obligation of the Lessor and the Lessee in accordance with the terms and conditions contained in this Lease.

     20.3 All consents, approvals, authorisations, licences, orders and exemptions of any ministry, governmental agency, department or authority in Malaysia which are required on the part of the Lessor and/or the Lessee or any of them or which are advisable and the execution delivery performance and legality or enforceability of this Lease have been or will be obtained and are in full force and any conditions contained therein or otherwise applying thereto have been or will be complied with.

                                 ***************


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


AS WITNESS the hands of the representatives of the parties the day and year first above written.





              SIGNED by WONG WOON KEONG)
for and on behalf of DELL ASIA PACIFIC )
             SDN. (Company No. 330298-M)
 in the presence of:-                                       /s/ WONG WOON KEONG


     Stella Lau Chow Ong
     Advocate & Solicitor
     Penang.



              SIGNED by HSIANG DE-WAY)
for and on behalf of ASE ELECTRONICS )
   (M) SDN. BHD. (Company No.212592-H)
 in the presence of:-                                         /s/ HSIANG DE-WAY


     Khoo Boon Chye
     Advocate & Solicitor
     Penang.


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